Exhibit 24

SPECIAL POWER OF ATTORNEY
      The undersigned is an officer and/or director of Reliance Steel & Aluminum Co., a California corporation ("Reliance"), and hereby constitutes and appoints Karla Lewis, Executive Vice President and Chief Financial Officer of Reliance, and Kay Rustand, Vice President and General Counsel of Reliance, or either of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution for each of them in any and all capacities to prepare and sign any Form 3, 4 or 5 or any similar report, or any amendment thereof, to report the undersigned's beneficial ownership of Reliance securities or any changes in such beneficial ownership of Reliance securities and to file any such report or amendment with the Securities and Exchange Commission and the New York Stock Exchange or any other appropriate regulatory agency, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue of this Special Power of Attorney.

      IN WITNESS WHEREOF, the undersigned has
executed this Special Power of Attorney in Doylestown, Pennsylvania to be effective as of April 1, 2010.

/s/ Stephen Paul Koch
Name: Stephen Paul Koch